Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131647) pertaining to the Tronox Incorporated 2005 Long Term Incentive Plan of our report dated March 27, 2006, with respect to the consolidated and combined financial statements and schedule of Tronox Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
March 27, 2006